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                                     BYLAWS
                                       OF
                         MILKY WAY COMMUNICATIONS, INC.

                                   ARTICLE ONE
                            MEETINGS OF SHAREHOLDERS

      A. Annual Meetings: The annual meeting of the Shareholders shall be held at the principal office of the Corporation, on such date and at such hour during the third calendar month following the close of the calendar year of the Corporation, as shall be set by the officers of the Corporation. At the annual meeting of the Shareholders, the consideration of an action upon any type of corporate business shall be proper, even though specific notice thereof may not have been included in the notice of the meeting.

      B. Special Meetings: Special meetings of the Shareholders of this Corporation shall be called by the Secretary, pursuant to a resolution of the Board of Directors, or upon the written request of a majority of Directors, or by Shareholders representing 25 percent of the shares issued and entitled to vote. Calls for special meetings shall specify the time, place, and object or objects thereof, and no business other than that specified in the call therefor shall be considered at any such meetings.

      C. Action Without Meeting: Any action which may be taken by the Shareholders at a meeting may be taken without meeting if evidenced by a writing signed by all of the holders of shares who would be entitled to notice of a meeting for the purpose of voting on such action.

      D. Notice of Meetings: A written or printed notice of the annual or any special meeting of the Shareholders, stating the time and place, and in case of special meetings, the objects thereof, shall be given to each Shareholder entitled to vote at such meeting appearing on the books of the Corporation, by mailing same to his address as the same appears on the records of the Corporation at least seven (7) days, and not more than sixty (60) days, before any such meeting provided, however, that no failure or irregularity of notice of any annual meeting shall invalidate the same or any proceeding thereat. Any notice required hereunder may be waived in writing by Shareholders. The presence of any Shareholder at any such meeting shall be deemed also to constitute waiver of notice of the meeting.

         All notices with respect to any shares to which persons are jointly entitled may be given to that one of such persons who is named first upon the books of the Corporation, and notice so given shall be sufficient notice to all the holders of such shares.


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      E. Quorum: A majority in number of the shares authorized, issued, and outstanding, represented by the holders of record thereof, in person or by proxy, shall be requisite to constitute a quorum at any meeting of Shareholders, but less than such majority may adjourn the meeting of Shareholders from time to time and at any such adjourned meeting any business may be transacted which might have been transacted if the meeting had been as originally called.

      F. Proxies: Any Shareholder entitled to vote at a meeting of Shareholders may be represented and vote thereat by proxy appointed by an instrument in writing, subscribed by such Shareholder, or by his duly authorized attorney, and submitted to the secretary at or before such meeting.

                                   ARTICLE TWO
                                 CORPORATE SEAL

      The Corporation shall not have a seal.

                                  ARTICLE THREE
                                     SHARES

      A. Certificates: Certificates evidencing the ownership of shares of the Corporation shall be issued to those entitled to them by transfer or otherwise. Each certificate for shares shall bear a distinguishing number, the signature of the President and of the Secretary and such recitals as may be required by law. The certificates for shares shall be of such tenor and design as the Board of Directors from time to time may adopt.

      B. Transfers: The shares may be transferred on the proper books of the Corporation by the registered holders thereof, or by their attorneys legally constituted or their legal representatives, by surrender of the certificate therefor for cancellation and a written assignment of the shares evidenced thereby. The Board of Directors may, from time to time, appoint such transfer AGents or Registrars of shares as it may deem advisable, and may define their powers and duties. The Secretary or other agent of the Corporation charged with the registration of shares shall prescribe such technical requirements of transfer as will protect the Corporation in the premises.

      C. Lost Certificates: No lost certificate for shares shall be placed except on the registered owner's meeting such conditions as may be prescribed by the Board of Directors.


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                                      -3-


      D. Record Dates: The Board of Directors may establish a date fixed in advance of any meeting of the Shareholders or dividend payment as a record date as of which Shareholders (as then appearing upon the transfer books of the Corporation) shall be entitled to notice or participation. Unless contrary action be taken, the record date so established shall apply to all proper adjournments of the meeting called.

                                  ARTICLE FOUR
                                    DIRECTORS

      A. Number and Tenure: The number of members of the Board of Directors shall be determined pursuant to law, by resolution of the Shareholders entitled to vote, but shall not be less than three (3) members; provided, however, that where all shares of the Corporation are owned of record by less than three (3) Shareholder, the number of Directors may be less than three (3), but not less than the number of Shareholders. The election of Directors shall be held at the annual meeting of the Shareholders, or at a special meeting called for that purpose. Directors shall hold office until the expiration of the term for which they were elected and shall continue in office until their respective successors shall have been duly elected and qualified. Directors need not be Shareholders.

      B. Vacancies in the Board: A resignation from the Board of Directors shall be deemed to take effect upon its receipt by the Secretary, unless some other time is specified therein. In case of any vacancy in the Board of Directors, through death, resignation, disqualification, or other cause deemed sufficient by the Board, the remaining Directors, though less than a majority of the whole Board, by affirmative vote of a majority of those present at any duly convened meeting may, except as hereinafter provided, elect a successor to hold office for the unexpired portion of the term of the Director whose place shall be vacant, and until the election and qualification of a successor.

      C. Meetings: Unless a policy for the holding of regular meetings be adopted by the Board of Directors, all of its meetings shall be special meetings called by the Secretary, at the request of the President, or of any of the Directors.

      D. Notice of Meetings: The Secretary shall give at least three (3) days' written notice of each meeting of the Board of Directors to each member of said Board, but the actual presence of a Director at a meeting shall be deemed a waiver of notice thereof.


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      E. Quorum: A majority of the Directors in office at the time shall constitute a quorum at all meetings thereof.

      F. Place of Meetings: The Board of Directors may hold its meetings at such place or places, within or without the State of Florida as the Board may, from time to time, determine.

      G. Action Without Meeting: Any action which might be taken by the Board of Directors at a meeting, may be taken without meeting if evidenced by a writing signed by all members thereof.

      H. Compensation: Directors, as such, shall not receive any stated salary for their services, but, on resolution of the Board, a fixed sum for expenses of attendance, if any, may be allowed for attendance at each meeting, provided that nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

                                  ARTICLE FIVE
                          TENURE AND DUTIES OF OFFICERS

      A. General: All officers shall be elected by and serve at the pleasure of the Board of Directors and shall act subject to the control thereof. The same person may hold one or more offices, except the President may not also be Vice President, the Secretary may not be Assistant Secretary, and the Treasurer may not be Assistant Treasurer.

      B. President: The primary duty of the President shall be to exercise general supervision over the affairs of the Corporation. He shall preside at all meetings of the Board of Directors and Shareholders, unless a Chairman of the Board of Directors has been designated.

      C. Secretary: The sole responsibility and authority of the Secretary shall be to keep the minutes of all proceedings of the Board of Directors, each committee and the Shareholders; to make, preserve, and attest proper record of the same; and to act as a second signature for state corporate filings. The Secretary shall not be empowered to sign checks on debt instruments of the Corporation and shall not be empowered to participate in the financial affairs of the Corporation in any way. Without intent to limit the generality of the foregoing, the Secretary shall have no responsibility for or authority to


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withhold, payover or account for taxes withheld from employee's salaries, no responsibility for or authority to pay employee wages or salaries and no responsibility or authority for filing tax returns of any kind.

      D. Assistant Secretaries: The Board of Directors shall appoint as many Assistant Secretaries as it deems necessary. The duties of the Assistant Secretaries shall be the same as that of the Secretary except where specificaly limited by resolution of the Board of Directors.

      E. Treasurer: The Treasurer shall have custody of the funds and securities of the Corporation and shall serve as its chief officer, having general responsibility for the maintenance of full and accurate accounts of the financial transactions of the Corporation. The Treasurer shall also perform all other duties to which he be assigned by the Board of Directors or the Executive Committee.

                                   ARTICLE SIX
                                ORDER OF BUSINESS

      A. Call meeting to order.

      B. Selection of Chairman and Secretary.

      C. Proof of notice of meeting.

      D. Roll call, including filing of proxies with Secretary.

      E. Appointment of tellers.

      F. Reading and disposal of previously unapproved minutes.

      G. If annual meeting, or meeting called for that purpose, election of Directors.

      H. Unfinished business.

      I. New business.

      J. Adjournment.

      This order may be changed by the affirmative vote of a majority in interest of the Shareholders present.


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                                  ARTICLE SEVEN
                                   AMENDMENTS

      These Bylaws may be adopted, amended, or repealed by the affirmative vote of a majority of the shares empowered to vote thereon at any meeting called and held for that purpose, notice of which meeting has been given pursuant to law, or without a meeting, by the assent of the owners of two-thirds (2/3) of the shares of the Corporation entitled to vote thereon.

      I HEREBY CERTIFY that the foregoing is a full, true, and correct copy of the Bylaws of Milky Way Communications, Inc. of Florida, Inc., a Florida corporation, as in effect on the date hereof.

      WITNESS my hand this 31 day of December, 1987.


                                    /s/ [ILLEGIBLE]
                                    -------------------------------------------
                                    President
                                    Milky Way Communications, Inc.